Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Kingstown 1740 Fund L.P.

Address of Joint Filer:	c/o Kingstown Capital Management, LP
167 Madison Avenue, Suite 205 #1033
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner, Director by deputization

Issuer Name and Ticker or Trading Symbol:	Intuitive Machines, Inc. [LUNR]

Date of Event Requiring Statement:
(Month/Day/Year):	07/14/2023

Name of Joint Filer:	Kingstown Capital Partners, LLC

Address of Joint Filer:	c/o Kingstown Capital Management, LP
167 Madison Avenue, Suite 205 #1033
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner, Director by deputization

Issuer Name and Ticker or Trading Symbol:	Intuitive Machines, Inc. [LUNR]

Date of Event Requiring Statement:
(Month/Day/Year):	07/14/2023